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                                                       Exhibit 21
                       The Advest Group, Inc.

                        List of Subsidiaries


Jurisdiction                           Present
Name                                  Where               Incorporated
Ownership

Advest,                                                           Inc.
Delaware
100%
   Advest Insurance
      Agency, Inc.            Massachusetts                       100%
   Balanced Capital
      Services, Inc.          Connecticut                         100%

Advest Bank                   Connecticut                         100%
   Admass Corp.               Massachusetts                       100%
   Admyst Corp.               Connecticut                         100%
Advantage Service Corp.
   Advest Mortgage Corp (formerly
      Advantage Service Corp.)Connecticut                         100%
   Advest Credit Corporation  Connecticut                         100%
   A.B. Realty Corp.          Connecticut                         100%
   Laurel Woods Development
      Corp.                   Connecticut                         100%
   Salem Corp. of CT          Connecticut                         100%

Advest Capital, Inc.          Connecticut                         100%

Advest Transfer Services, Inc.Delaware                            100%

Bank Street Management CompanyConnecticut                         100%

Billings & Company, Inc.      Connecticut                         100%
   Billings Management Co.    Connecticut                         100%

Boston Security
   Counsellors, Inc.          Massachusetts                     100%

Central Row Corp.             Connecticut                         100%

NERI, Inc.                    Connecticut                         100%

SRNY, Ltd. (formerly Shore &
   Reich, Ltd.)               Connecticut                         100%

   Coordinated Planning, Ltd. New York                            100%
Verco Insurance Agency, Inc     Ohio                             100%
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